Exhibit Index

10. Opinion of counsel and consent to its use as to the legality of the securities being registered.

11.    Consent of Independent Auditors.

16.    Financial Data Schedules

17.(d) IDS Life Variable Annuity Fund A Power of Attorney dated April 19, 1999.